Exhibit 99.1

Quantum Materials Corp Expands Executive Leadership Team To Execute Growth Strategy

New appointees to lead commercialization of quantum dot technology for COVID-19 Testing and other medical applications

San Marcos, TX – March 3, 2021 –Quantum Materials Corp (QMC), today announced that it has recently appointed three members to executive leadership: Senior Vice President Clinical R&D and Regulatory Affairs Dr. John Carrano, Chief Operating Officer Pete Cona, and Chief Strategy Officer Dr. Nicholas Vitalari. All have been at the forefront of the healthcare and tech industry, bringing unparalleled experience to QMC.

Dr. Carrano comes to QMC, from Paratus Diagnostics, where he was most recently the Founder, President and CEO. In this role, Dr. Carrano was focused on developing specific diagnostics medical modules to resolve the obstacle of point-of-care technologies achieving low-complexity (CLIA waived) designation by the FDA. Dr. Carrano has vast experience raising capital in diagnostics, a crucial factor to propel QMC forward as a leader in the industry. Dr. Carrano is a West Point graduate and 28 year veteran of the United States Army. John was a Program Manager at the Defense Advanced Research Projects Agency (DARPA) for 5 years where he initiated and led programs focused on biological sensing and diagnostics. “The unique QMC technology portfolio positions the company at the forefront of disruptive innovation in clinical diagnostics. I am honored to join this team of seasoned and successful professionals as we pursue excellence in transformative solutions for healthcare,” said Dr. Carrano.

Pete Cona has over 30 years’ experience in multiple executive business management and business development roles where he led the commercial launch of leading-edge technology and software products to address large emerging markets most recently in the energy industry. “We are very pleased to have Pete join QMC. Pete has a proven track record leading the adoption of promising new technology products into large mainstream markets. He brings a wealth of experience to QMC as a key member of our team to drive our growth plans,” said Steve Squires. “This is an exciting time for the company, I am very happy to join the QMC team to promote the unique advantages of our quantum dot and digital technologies and fortify our position in these vertical markets,” said Pete Cona.

Nick Vitalari is a seasoned executive and thought leader having served in executive roles across the private and public sectors. Nick joins the executive team full time and transitions from his previous advisory role with the firm. In his new role Nick will advise the company in strategic matters to develop, promote, and advance corporate strategic initiatives that drive enterprise value. “I’m honored to join a highly talented leadership team in a company committed to innovative products and services that improve people’s lives,” said Nick Vitalari.

Their appointments build upon plans for QMC HealthID, Incorporated, a wholly owned subsidiary of Quantum Materials Corp. in partnership with Innova Medical Group to leverage quantum dot technology for COVID-19 testing, point of care diagnostics, and next generation medical applications. “We are working on breakthrough technologies in the areas of COVID testing with our partners at QMC that we intend to rollout in the upcoming quarter” said Daniel Elliott, CEO of Innova Medical Group.

“QMC continues to focus on its cutting-edge quantum dot technology that has the potential to accelerate change and address health care challenges facing the public, including point of care diagnostics, drug delivery, testing and counterfeit medications,” said Stephen B. Squires, CEO of Quantum Materials Corp. “QMC is at an exciting and pivotal stage, and I am confident this talented team has the expertise needed to drive the company forward with great success.”

About Quantum Materials Corp

At Quantum Materials our scientists and engineers believe in the power of innovation to make life better and solve critical problems facing our world. Whether its applied research into quantum materials, the development of advanced digital platforms, or creating new tools for personal health, we find our inspiration in discovering new solutions to build a better future for all. Quantum Materials is pioneering unique solutions in the area of quantum dot fabrication, quantum tagging, digital trust systems, and most recently, in the development of QMC HealthID™. Our team comprises experts in the areas of quantum materials, nanotechnology, health diagnostics, therapeutic health, digital platforms, advanced logistics, and anti-counterfeiting. As a company, we believe in collaboration. We find that innovation begins with the spark of a new insight that is rigorously pursued in a collegial and interdisciplinary environment. Bringing breakthrough ideas to life and forging new solutions inspires our work. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com

About QMC HealthID Inc.

QMC HealthID Inc., a wholly owned subsidiary of Quantum Materials Corp. (OTC Bulletin Board: QTMM), leverages its QMC technologies to address global health challenges spurred by current and future pandemics. The QMC HealthID™ management platform and mobile app authenticates the process of infectious disease testing and gives the individual control over the data they share and their personal health status. Virtually any current COVID-19 point of care or laboratory-based diagnostic test, including Innova Medical Group’s, SARS-CoV-2 Antigen Rapid Qualitative Test, can be implemented in the QMC HealthID™ testing and reporting solution. These tests along with the mobile app are designed to test for COVID-19, with benefit towards helping people get safely and securely back to work, school, travel, events and living. For more information, please visit www.qmchealthid.com.

About Innova Medical Group, Inc.

Innova Medical Group, Inc. delivers better global health outcomes with its deep expertise in testing and unique offerings in diagnostic medical devices and services that help tackle some of the world’s most challenging healthcare problems. Innova specializes in innovative screening, testing and diagnostics for cancer, heart disease, arterial calcification, stroke, and virus detection focused on infectious disease. In response to the global pandemic, Innova developed an end-to-end ecosystem of rapid diagnostic and screening tests, along with digital reporting and tracing applications to help organizations manage the COVID-19 crisis.

Quantum Materials Corp. (QMC) and QMC HealthID, Incorporated Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and similar expressions. Although Quantum Materials Corp. and QMC HealthID’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Quantum Materials Corp. and QMC HealthID, Incorporated, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the fact that product candidates if approved may not be commercially successful, the future approval and commercial success of therapeutic alternatives, Quantum Materials Corp. and QMC HealthID, Incorporated’s ability to benefit from external growth opportunities, to complete related transactions and/or obtain regulatory clearances, risks associated with intellectual property and any related pending or future litigation and the  ultimate outcome of such litigation,  trends in exchange rates and prevailing interest rates, volatile economic and market conditions, cost containment initiatives and subsequent changes thereto, and the impact that COVID-19 will have on us, our customers, suppliers, vendors, and other business partners, and the financial condition of any one of them, as well as on our employees and on the global economy as a whole.  Any material effect of COVID-19 on any of the foregoing could also adversely impact us. This situation is changing rapidly, and additional impacts may arise of which we are not currently aware and may exacerbate other previously identified risks. Other than as required by applicable law, Quantum Materials Corp. and QMC HealthID, Incorporated does not undertake any obligation to update or revise any forward-looking information or statements.

Media Contact:

Niki Franklin
W2O
nfranklin@w2ogroup.com